UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	JVA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 20, 2023, the Board of Directors (the “Board”) Coffee Holding Co., Inc., a Nevada corporation (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, amending Section 7 of Article II thereof to decrease the quorum requirement for stockholder meetings from a majority to one-third of the voting power of the shares of the capital stock of the Company entitled to vote at a meeting, present in person or represented by proxy.

The foregoing summary and description of the provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

On September 20, 2023, the Board, set the date for its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) as October 27, 2023. The Company expects to begin delivering and making available the proxy materials for the Annual Meeting on or about October 6, 2023. Because the Annual Meeting will be held more than thirty (30) days after the anniversary date of the Company’s 2022 annual meeting, the Company is filing this Current Report on Form 8-K to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

Stockholders who intend to present proposals for inclusion in the proxy materials for the Annual Meeting under Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must ensure that such proposals are received by the Company, in writing at 3475 Victory Boulevard, Staten Island, New York 10314, no later than September 30, 2023, which the Company has determined to be a reasonable time before it expects to begin to deliver and make available its proxy materials, and must furthermore comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

Pursuant to the Company’s Amended and Restated Bylaws, as amended, to be considered timely, stockholders who intend to present proposals for director nominations or any other proposal at the Annual Meeting must provide notice in writing to the Company at 3475 Victory Boulevard, Staten Island, New York 10314 no later than September 30, 2023, the tenth calendar day following the date of this Current Report on Form 8-K publicly announcing the date of the Annual Meeting.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by September 30, 2023, the tenth calendar day following the date of this Current Report on Form 8-K publicly announcing the date of the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws, dated September 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: September 20, 2023	By:	/s/ Andrew Gordon
	Name:	Andrew Gordon
	Title:	President and Chief Executive Officer